Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Titan Computer Services Inc.
Spring Valley, NY

We hereby consent to the inclusion in this Registration Statement on form S-1/A Amendment No. 2 of our report dated March 26, 2016  relating to the financial statements of Titan Computer Services Inc. as of and for the years ended December 31, 2015 and 2014.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Plainview, New York
April 20, 2016